UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 15, 2020, the Board of Directors (“Board”) of RumbleOn, Inc. (the “Company”) appointed Adam Alexander a director of the Company effective July 15, 2020. Also, effective July 15, 2020, Kartik Kakarala resigned as a director.

Mr. Alexander, 48, co-founded CA Global Partners, a full-service auction and liquidation company in 1997. Since 2010, CA Global Partners has expanded globally managing hundreds of auction and liquidation projects in UK, Europe, Asia, Australia, Africa as well as all across North America. Mr. Alexander attended Pepperdine University where he received a BS in Business Management, and subsequently received an MBA in Global Business which was jointly conferred by NYU Stern, HEC School of Management in Paris, and the London School of Economics and Political Science. There are no transactions between Mr. Alexander and the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Alexander’s appointment, the Compensation Committee of the Board (the “Committee”) granted Mr. Alexander restricted stock units (“RSUs”) in the amount of $150,000 pursuant to the Company’s 2017 Stock Incentive Plan, as amended (the “Plan”).

A copy of the press release announcing Mr. Alexander’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Executive Officer and Director Compensation

On July 15, 2020, the Committee approved the 2020 cash bonus incentive plan. The Committee established a target bonus ranging from approximately 70% to 115% of base salary for each executive officer with a payout based on achievement of specific financial and operational performance objectives. The current base salaries for the executive officers are as follows: Marshall Chesrown - $360,000; Steven Berrard - $360,000; and Peter Levy - $300,000.

Also, on July 15, 2020, the Committee approved grants of restricted stock units (“RSUs”) pursuant to the Plan for each executive officer as follows: Mr. Chesrown – 19,544 RSUs; Mr. Berrard – 19,544 RSUs; and Mr. Levy – 16,287 RSUs. These RSUs vest (i) 20.0% on the thirteenth month after the grant date, (ii) an additional 30.0% during the subsequent twelve months of the initial vesting, and (iii) the final 50.0% during the following twelve months.

Also, on July 15, 2020, the Committee approved grants of RSUs pursuant to the Plan for each executive officer as follows: Mr. Chesrown – 66,668 RSUs; Mr. Berrard – 66, 666 RSUs; and Mr. Levy – 66,666 RSUs. These RSUs vest as follows: one third shall vest on the first trading day after the Company’s Class B Common Stock closes at a stock price of $50 per share or greater for 30 consecutive trading days; one third shall vest on the first trading day after the Company’s Class B Common Stock closes at a stock price of $100 per share or greater for 30 consecutive trading days; and one third shall vest on the first trading day after the Company’s Class B Common stock closes at a stock price of $200 per share or greater for 30 consecutive trading days. These RSUs have a term of 30 months.

Also, on July 15, 2020, the Committee approved the annual compensation for the Company’s non-employee directors of $150,000 of RSUs to be granted upon a director’s initial appointment or election to the Board of Directors and thereafter at the beginning of each calendar year. These RSUs vest quarterly, and are subject to prorata vesting if a director leaves the Board of Directors before the end of each quarterly vesting period. On July 15, 2020, the Committee approved the 2020 calendar year grants of RSUs for each non-employee directors in the amount of $150,000, except Messrs. Alexander and Marchlik received grants of RSUs in the amount of $62,500 and $100,000, respectively.

  The RSUs granted on July 15, 2020 to the Company’s executive officers and non-employee directors are subject to stockholder approval at the Company’s 2020 Annual Meeting of Stockholders.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	RumbleOn, Inc. Press Release dated July 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: July 21, 2020	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer